                                                                   EXHIBIT 10.38

Certain confidential portions of this Exhibit were omitted by means of asterisks in lieu of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the Mark pursuant to the Company's request for confidential treatment pursuant to the Company's request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.


                                          ELECTRONIC EDITION OF SIGNED AGREEMENT


                          PROCESSING SERVICES AGREEMENT

                                     BETWEEN

                        VITAL PROCESSING SERVICES L.L.C.

                                       AND

                                 IPAYMENT, INC.

                                      DATED

                                 JANUARY 1, 2003

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

                                TABLE OF CONTENTS

PREAMBLE                                                                                                 1

DEFINITIONS                                                                                              1
      Affiliates.........................................................................................1
      Average Monthly Billing............................................................................1
      BIN, BINs..........................................................................................1
      Confidential Information...........................................................................1
      Conversion Assistance..............................................................................1
      Conversion Plan....................................................................................1
      Dispute............................................................................................1
      Disputed Fees and Charges..........................................................................1
      Initial Term.......................................................................................1
      Merchant, Merchants................................................................................1
      Merchant Services..................................................................................2
      Service Levels.....................................................................................2

1.    OBLIGATIONS OF VITAL PROCESSING SERVICES, L.L.C.                                                   2
      1.1   Basic Services...............................................................................2
      1.2   Standard of Care.............................................................................3
      1.3   Conversion Assistance........................................................................3
      1.4   Service Levels...............................................................................3
      1.5   Compliance with Laws and Regulations.........................................................3
      1.6   Implementation Dates.........................................................................3
      1.7   Custom Code Projects.........................................................................3
      1.8   Initial Bank ID & File Transmission Settings.................................................3
      1.9   Merchant Conversion for Quad Cities (Nobel) Merchants........................................3

2.    OBLIGATIONS OF IPAYMENT, INC.                                                                      4
      2.1   POS Network..................................................................................4
      2.2   Clearing and Settlement......................................................................4
      2.3   Data and Information.........................................................................4
      2.4   MasterCard and Visa Sponsoring Bank..........................................................4

3.    FEES FOR MERCHANT SERVICES                                                                         4
      3.1   Payment of Fees and Expenses.................................................................4
      3.2   Dispute of Fees and Expenses.................................................................5
              3.2.1 Manner/Time of Payment...............................................................5
              3.2.2 Taxes................................................................................6
      3.3   Increase in Core Processing Fees.............................................................6
      3.4   Minimum Processing Transactions..............................................................6
              3.4.1 Dial Authorization Transactions......................................................6
              3.4.2 Clearing and Settlement Transactions.................................................7
              3.4.3 Sale of Portfolio....................................................................8

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

      3.5   Acquisition of Portfolios....................................................................9
      3.6   Increased Fees and Expenses.................................................................11

4.    TERM OF THE AGREEMENT                                                                             11
      4.1   Initial Term................................................................................11
              4.1.1 Renewal.............................................................................11
      4.2   Termination at End of Initial Term or Renewal Term..........................................12
      4.3   Termination by VITAL........................................................................12
      4.4   Early Termination by IPI....................................................................12
      4.5   Default and Remedies........................................................................12
      4.6   Effect of Termination.......................................................................13
      4.7   Deconversion................................................................................13
              4.7.1 Deconversion Fees...................................................................13
              4.7.2 Time of Payment of Deconversion Fee.................................................14
      4.8   Partial Deconversion........................................................................14
      4.9   Final Deconversion..........................................................................14
      4.10  Pricing After Termination...................................................................15

5.    CONFIDENTIAL INFORMATION                                                                          15
      5.1   Confidential Information....................................................................15
              5.1.1 IPI's Confidential Information......................................................15
              5.1.2 VITAL's Confidential Information....................................................15
      5.2   Protection of Confidential Information......................................................16
      5.3   Confidentiality of Agreement................................................................16
      5.4   Exclusions..................................................................................16
      5.5   Confidential Information....................................................................17
      5.6   Survival....................................................................................17
      5.7   Ownership of Merchants......................................................................17

6.    NETWORK CONFIGURATION                                                                             17
      6.1   POS Access..................................................................................17
      6.2   Installation and Servicing..................................................................17
      6.3   Modification of Network Configuration.......................................................17

7.    INDEMNIFICATION                                                                                   18
      7.1   VITAL Indemnification.......................................................................18
      7.2   IPI Indemnification.........................................................................18
      7.3   Force Majeure / Business Continuity.........................................................18
      7.4   Data Transmission...........................................................................18
      7.5   Operational Breakdowns......................................................................18
      7.6   Errors......................................................................................19
      7.7   Reliance on IPI's Information...............................................................19
      7.8   Special Damages.............................................................................19
      7.9   Limitation of Liability.....................................................................19

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

8.    NOTICES                                                                                           20
      8.1   Address.....................................................................................20
      8.2   Form of Notice..............................................................................20

9.    ADDITIONAL PROVISIONS                                                                             20
      9.1   Relationship of Parties.....................................................................20
      9.2   Assignment..................................................................................21
      9.3   Notice......................................................................................21
      9.4   Authority...................................................................................21
      9.5   Insolvency..................................................................................21
      9.6   Waiver......................................................................................21
      9.7   Dispute.....................................................................................21
      9.8   Business Continuity.........................................................................23
      9.9   Insurance...................................................................................23
      9.10  Off-Site Storage............................................................................23
      9.11  Property Rights.............................................................................24
      9.12  Hiring with Consent.........................................................................24
      9.13  Binding Nature..............................................................................24
      9.14  Section Headings............................................................................24
      9.15  Attorney's Fees.............................................................................24
      9.16  Survival....................................................................................25
      9.17  Entire Agreement............................................................................25
      9.18  Counterparts................................................................................25
      9.19  Governing Law...............................................................................25

EXHIBITS

      Merchant Point-of-Sale Service Descriptions and Pricing (Exhibit A)...............................26
      Verisign(R) Reseller Terms and Conditions- (Attachment I to Exhibit A)............................47
      Clearing and Settlement (Exhibit B)...............................................................50
      Service Levels (Exhibit C)........................................................................58
      Authorization for ACH Payments (Exhibit D)........................................................64

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

      THIS AGREEMENT ("Agreement") is made and effective as of this 1st day of January 2003 ("Effective Date") by and between VITAL PROCESSING SERVICES, L.L.C. ("VITAL"), of Tempe, AZ and IPAYMENT, INC. ("IPI"), of Nashville, TN and supercedes and replaces any pre-existing agreement between VITAL and IPI.

                                    PREAMBLE

      The terms and provisions of this Agreement provide for the provision by VITAL and utilization by IPI of the Merchant Services for card and merchant authorization services as described in Exhibit "A" hereto and for merchant accounting and clearing services as described in Exhibit "B" hereto. Merchant authorization services and merchant accounting and clearing services are hereinafter referred to as "Merchant Services". In consideration of the terms and provisions specified in this Agreement, the parties hereto agree as follows:

                                   DEFINITIONS

      "Affiliates" shall mean any entity controlled by, controlling or under common control of IPI including the existing Affiliates listed in paragraph 1.1. For purposes of this definition, IPI will be deemed to "control" another entity if it owns at least fifty percent (50%) of the issued and outstanding capital stock of such entity on a fully diluted and fully converted basis.

      "Average Monthly Billing" shall have the meaning given in paragraph 7.9.1

      "BIN" or "BINs" shall mean any and all applicable BINs and shall include any and all related and corresponding ICAs.

      "Confidential Information" shall have the meaning given in Section 5

      "Conversion Assistance" shall have the meaning given in paragraph 1.3

      "Conversion Plan" shall have the meaning given in paragraph 1.3

      "Dispute" shall have the meaning given in paragraph 9.7

      "Disputed Fees and Charges" shall have the meaning given in paragraphs 3.1 and 3.2

      "Initial Term" shall have the meaning given in paragraph 4.1

      "Merchant" or "Merchants" shall mean an entity that receives card and/or merchant authorization services and/or merchant accounting, clearing and/or settlement services (1) pursuant to a contractual arrangement with IPI or an Affiliate of IPI or (ii) pursuant to a contractual relationship with a financial institution, independent sales organization or other merchant acquirer having a contractual relationship with IPI or any such Affiliate, if in the case of (ii), IPI or any such Affiliate (a) is entitled to recognize twenty percent (20%) of the revenue related to such merchant on its income statement, (b) owns at least fifty percent (50%) of the merchant portfolio or (c) provides for transaction processing services, including authorization services, back office functions (such as underwriting,

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

      customer services and risk monitoring) and merchant accounting, clearing and settlement services for such merchant in the absence of a direct contractual relationship.

      "Merchant Services" shall have the meaning given in the Preamble

      "Service Levels" shall have the meaning given in Exhibit "C"

1.    OBLIGATIONS OF VITAL PROCESSING SERVICES, L.L.C.

      1.1. Basic Services. VITAL will make Merchant Services available to IPI, its Affiliates and its Merchants, in accordance with the terms and conditions of this Agreement. As of the Effective Date, VITAL will provide services under this Agreement to the following IPI Affiliates:

      1st National Processing, Inc.         CardSync Processing, Inc.
      E-Commerce Exchange, Inc.             iPayment, Inc.
      iPayment of California, Inc.          iPayment of Eureka, Inc.
      iPayment of Maine, Inc. (dba FMBS)    iPayment Technologies, Inc.
      Online Data Corp.                     Quad City Acquisition Sub, Inc.

      The specific BINs to be processed are as follows:

                AFFILIATE                                         BIN #
                ---------                                         -----
      E-Commerce Exchange, Inc.                                  [****]
                                                                 [****]
      FNP                                                        [****]
                                                                 [****]
      iPayment of California, Inc.                               [****]
      iPayment of Maine (FMBS)                                   [****]
      iPayment Technologies                                      [****]
                                                                 [****]
                                                                 [****]
                                                                 [****]
      Quad Cities (On-Line Data/CardSync)                        [****]

      Any agreement with VITAL with any of the aforementioned IPI Affiliates is hereby superceded and replaced by this Agreement and as of the Effective Date, all such existing IPI Affiliates shall receive Merchant Services under this Agreement. It is the intent of the parties hereto that, subject to the terms and conditions of this Agreement, this Agreement is intended to be the agreement governing VITAL's relationship with IPI, its current Affiliates and future Affiliates.


[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

      1.2. Standard of Care. In performing the Merchant Services contemplated under this Agreement, and in the selection and use of facilities, equipment, machines and personnel required for such performance, and in the custody and safekeeping of materials furnished to VITAL by IPI, or acquired by VITAL on behalf of IPI in connection therewith, VITAL shall exercise ordinary care and diligence.

      1.3. Conversion Assistance. Upon the execution of the Agreement, VITAL agrees to begin the conversion transition process, if terminals or merchant accounts are to be converted for Merchant Services, that entails the analysis of IPI's existing merchant data and POS services. At the conclusion of the above analysis, the parties agree to define the commencement and conclusion dates for the conversion of IPI's merchants and terminals for Merchant Services and to complete a conversion plan ("Conversion Plan").

      1.4. Service Levels. VITAL agrees to provide or make available the Merchant Services in accordance with the service levels set forth in Exhibit "C", attached hereto.

      1.5. Compliance with Laws and Regulations. In providing Merchant Services to IPI, VITAL agrees to comply with VISA and MasterCard bylaws and operating regulations and federal and state regulations relating to Merchant Services for IPI.

      1.6. Implementation Dates. VITAL will use commercially reasonable efforts to meet reasonable implementation dates for acquisitions/conversions as required by IPI.

      1.7. Custom Code Projects. VITAL will supply information and back-up documentation for derivation of costs and time estimates for custom-code projects for development of features and functions not included in this Agreement.

      1.8. Initial Bank ID & File Transmission Setups. VITAL agrees to perform clearing and settlement setups for three (3) initial Bank IDs which includes the Bank ID setup and up to eight (8) file transmission setups, at no additional charge to IPI for such setups; not to include any third party connectivity or software costs which will be billed by VITAL to IPI on a pass-through basis. In the event IPI requires additional Bank IDs, then VITAL's normal clearing and settlement setup charges would apply.

      1.9. Merchant Conversion for Quad Cities (Nobel) Merchants. VITAL will perform, free of charge to IPI, the master file conversion in order to load the approximately [****] merchant accounts from the Quad Cities platform onto VITAL's clearing


[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

and settlement platform provided there are no extraordinary circumstances or requests by IPI that would cause VITAL's investment in this endeavor to be out of line with what would be considered normal for a conversion of similar size and make-up. IPI agrees to pay for all reasonable travel expenses incurred by VITAL in the course of the conversion.

2.    OBLIGATIONS OF IPAYMENT, INC.

      2.1. POS Network. VITAL's POS Network will be a POS network for IPI merchant business.

      2.2. Clearing and Settlement. During the term of this Agreement, VITAL will be a third party provider of merchant accounting and clearing service.

      2.3. Data and Information. Insofar as the performance of Merchant Services under this Agreement by VITAL requires data, documents, information or materials of any nature to be furnished, in whole or in part, by IPI or IPI's employees, agents or other representatives, or requires other services to be performed by IPI or IPI's employees, agents or other representatives, IPI hereby agrees to furnish or cause its employees, agents or other representatives, to furnish all such data, documents, information and materials, and to perform all such services within such time or times, and in such form or manner, as is necessary in order to enable VITAL to perform Merchant Services hereunder in a timely manner.

      2.4. MasterCard and Visa Sponsoring Bank. IPI or its Affiliates agree, during the term of this Agreement, to maintain a sponsor agreement with a MasterCard and Visa financial institution of its choice. IPI will notify VITAL in writing of the bank and the account which will be the ACH account in accordance with paragraph 3.1 below ("Billing Account"). VITAL shall have the right to directly debit the Billing Account in the event that IPI fails to pay any undisputed fees to VITAL subject to the provisions of Section 3 below, if applicable. IPI agrees to notify VITAL of any change in its MasterCard and Visa sponsoring relationship and that such sponsoring institution will notify VITAL in writing of the existence of the sponsoring relationship and identify the Billing Account.

3.    FEES FOR MERCHANT SERVICES

      3.1. Payment of Fees and Expenses. As of the Effective Date, VITAL's fees for Merchant Services provided are set forth in Exhibit "A" and Exhibit "B" attached hereto and made a related part hereof. VITAL will render a billing statement for all authorization, capture,

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

clearing, settlement, and related processing fees and expenses contemplated by this Agreement no later than the fifteenth (15th) day of the month [or the following business day if the fifteenth (15th) day falls on a weekend or a holiday] during the term of this Agreement. VITAL shall debit IPI's Billing Account the undisputed amount due on the invoice on the twenty-seventh (27th) day after of the month. IPI shall designate an IPI bank account with respect to which VITAL shall have authority to debit the account for fees and expenses and agrees to execute the ACH authorization attached hereto as Exhibit "D". In the event that VITAL renders the billing statement above later than the fifteenth
(15th) day of the month, the date to dispute a charge (either the twenty-fifth [25th] day or the forty-fifth [45th] day) and the date VITAL will ACH the Billing Account (the twenty-seventh [27th] day) will be extended by the total number of days and time VITAL is late rendering the billing statement.

      3.2. Dispute of Fees and Expenses. IPI may dispute any of the fees and charges invoiced by VITAL by providing written notice, either via facsimile or e-mail ("Notice of Dispute") as follows:

                        VITAL PROCESSING SERVICES, L.L.C.
                          Attention: Billing Department
                             8320 South Hardy Drive
                                 Tempe, AZ 85284
                               480.333.8737 (fax)
                        mary.whalen@vitalps.com (e-mail)

      The Notice of Dispute shall include a detailed description of the items and amounts disputed as well as the nature of the dispute,. If the Notice of Dispute is received by the close of business on the twenty-fifth (25th) day of the month [or the following business day if the twenty-fifth (25th) day falls on a weekend or holiday], VITAL will not debit for such disputed amounts until the dispute is resolved, provided that the amount in dispute is greater than two thousand five hundred dollars ($2,500.00). If the Notice of Dispute is received no later than forty-five (45) days after the end of the month in which the disputed fee or expense was assessed, and VITAL has debited IPI's account for such amount or IPI has otherwise paid the disputed for and/or expense, VITAL will credit IPI the amount in dispute, and provided the amount in dispute is greater than two thousand five hundred dollars ($2,500.00). The provisions of this paragraph 3.2 shall not be construed to prohibit IPI from disputing fees and expenses in the amount of two thousand five hundred dollars ($2,500.00) or less. All disputes under this paragraph 3.2 will be settled pursuant to paragraph 9.7 of this Agreement.

      3.2.1 Manner/Time of Payment. VITAL may modify its billing procedures upon ninety (90) days' notice to IPI. Any modification to these procedures will not shorten the period

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

of time that the fees and expenses are due to VITAL. IPI shall first consent, such consent not to be unreasonably withheld, prior to the changes going into effect.

      3.2.2 Taxes. It is understood and agreed between the parties hereto that the fees provided for in this Agreement are exclusive of any and all applicable taxes or assessments, whether designated as sales taxes, use taxes, ad valorem taxes, property taxes or by some other name or designation, and including any interest or penalties thereon, which may be levied upon or assessed by any governmental or taxing jurisdiction in connection with the performance of services hereunder for IPI or the provision of any equipment necessary for the performance of services hereunder for IPI, and exclusive of any expenses which expenses, by the express terms hereof, designated to be paid by IPI. In the event of the payment of or for any such tax, assessment or expense by VITAL for IPI, IPI shall in turn pay VITAL for such items. Notwithstanding anything contained herein, IPI shall not have any liability whatsoever for any income, franchise or gross receipt taxes due by VITAL.

      3.3. Increase in Core Processing Fees. The agreed upon fees stated in Exhibit "A" and Exhibit "B" shall be guaranteed for a period of six (6) years from the date this Agreement becomes effective, and during any Renewal Periods, except for the services for which VITAL is a reseller of services, in which instance VITAL will give ninety (90) days' prior written notice of any price increase that results from a price increase from the provider of the services.

      3.4. Minimum Processing Transactions.

            3.4.1 Dial Authorization Transactions. IPI agrees, beginning January 1, 2003, to process a minimum number of Eligible Monthly Dial Transactions (defined as IPI's total monthly dial authorization transactions on VITAL less the transactions determined by the Acquisition Adjustment Factor as defined in paragraph 3.5.8 below) per year for the Initial Term, and any Renewal Term, of this Agreement, as outlined below:

                        MINIMUM ELIGIBLE MONTHLY     MINIMUM ELIGIBLE ANNUAL DIAL/AUTH
  PERIOD                 DIAL/AUTH TRANSACTIONS             TRANSACTION TOTALS
  ------                 ----------------------             ------------------
Year 1 (1)                     [****]                            [****]
Year 2                         [****]                            [****]
Year 3                         [****]                            [****]
Year 4                         [****]                            [****]
Year 5                         [****]                            [****]
Year 6 (3)                     [****]                            [****]

(1)   effective months 7-12 only

(2)   total for months 7-12 only

(3)   Year 6 minimums apply to any subsequent Renewal Term

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

            IPI shall pay the fees as outlined in paragraph 1.1 of Exhibit "A" attached hereto for Dial Authorization and Capture Fees. In the event IPI fails to meet this monthly transaction minimum for two (2) or more consecutive months, the shortfall number of transactions will be billed monthly by VITAL to IPI at the applicable transaction rate (as described in paragraph 1.1 of Exhibit "A") and the amount due shall be payable to VITAL in accordance with paragraphs 3.1 and 3.2 above. For example, if IPI failed to meet the monthly minimum for three
(3) consecutive months, then VITAL would charge IPI for the first two (2) months at the end of the second (2nd) month, and for the third (3rd) month at the end of the third (3rd) month. Notwithstanding anything to the contrary herein, this shall be VITAL's sole and exclusive remedy in the event the above minimums are not met unless such fee is not paid by IPI.

            Should the total of the minimum Eligible Annual Dial Transactions processed by IPI in Year One, as noted above, or any year thereafter meet or exceed the Annual Total listed above, then VITAL will refund IPI for any monthly shortfall amount charged to IPI in that year on the invoice for the following January services or, if there are no subsequent January services, by no later than January 31 of the following year.

            3.4.2 Clearing and Settlement Transactions. IPI agrees, beginning January 1, 2003, to process a minimum number of Eligible Monthly Clearing and Settlement Transactions (defined as IPI's total monthly clearing and settlement transactions on VITAL less the Acquisition Adjustment Factor as defined in paragraph 3.5.8 below) per year for the Initial Term, and any Renewal Term, of this Agreement as outlined below:

                 MINIMUM ELIGIBLE MONTHLY
               OUTGOING (CREDIT) AND CLEARING    MINIMUM ELIGIBLE ANNUAL OUTGOING (CREDIT)
                    & SETTLEMENT DEBIT                AND CLEARING & SETTLEMENT DEBIT
PERIOD                TRANSACTIONS (4)                       TRANSACTIONS TOTAL
------                ----------------                       ------------------
Year 1 (5)               [****]                                [****]
Year 2                   [****]                                [****]
Year 3                   [****]                                [****]
Year 4                   [****]                                [****]
Year 5                   [****]                                [****]
Year 6 (6)               [****]                                [****]

(4)   defined as Outgoing and Clearing & Settlement Debit transactions

(5)   effective months 7-12 only

(6)   Year 6 minimums apply to any subsequent Renewal Term

            IPI shall pay the fees as outlined in paragraph 1.1.2.a and paragraph 1.1.2.b of Exhibit "B" attached hereto for outgoing credit and clearing and settlement debit transactions. In the event IPI fails to meet this monthly transaction minimum for two (2) or more consecutive months, the shortfall number of transactions will be billed monthly by VITAL to IPI at the applicable transaction rate (as described in paragraph 1.1.2.a and paragraph 1.1.2.b of Exhibit

Rider 1


[****]Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

"B") and the amount due shall be payable to VITAL in accordance with paragraphs
3.1 and 3.2 above. For example, if IPI failed to meet the monthly minimum for three (3) consecutive months, then VITAL would charge IPI for the first two (2) months at the end of the second (2nd) month, and for the third (3rd) month at the end of the third (3rd) month. Notwithstanding anything to the contrary herein, this shall be VITAL's sole and exclusive remedy in the event the above minimums are not met unless such fee is not paid by IPI.

            Should the total of the minimum Eligible Annual Clearing and Settlement Transactions processed by IPI in any given year meet or exceed the Annual Total listed above, then VITAL will refund IPI for any monthly shortfall amount charged to IPI in that year on the invoice for the following January services or, if there are no subsequent January services, by no later than January 31 of the following year.

            3.4.3 Sale of Portfolio. Subject to paragraph 9.2 hereof, in the event of the sale by IPI of all merchant accounts to a party which agrees to continue to receive Merchant Services from VITAL for all such accounts sold under the same terms and conditions of this Agreement, including price, for a period at least as long as the then-remaining portion of the Initial Term, or any Renewal Term, of this Agreement, this Agreement shall terminate and IPI shall have no further obligation to VITAL hereunder.

                  3.4.3.1 Assuming that IPI is meeting or exceeding its minimum requirements then, in the event of the sale by IPI of part of its merchant accounts to a party which agrees to continue to receive Merchant Services from VITAL for all such accounts sold under the same terms and conditions of this Agreement, including price, for a period at least as long as the then-remaining portion of the Initial Term, or any Renewal Term, of this Agreement then VITAL will adjust IPI's minimums (defined in paragraphs 3.4.1 and 3.4.2 above) in the following manner: the minimums will be adjusted by the same percentage of the IPI transaction volume sold. For example, should IPI sell twenty percent (20%) of their five million (5,000,000) Dial Authorizations processed on VITAL (based on the average of the three months prior to the sale) to an entity that would assume the minimums based on the conditions described above, then VITAL would lower IPI's minimums for Dial Authorizations by twenty percent (20%) for the remainder of the Agreement term. Assuming IPI's Dial Authorization minimums were two million five hundred thousand (2,500,000) at the time of the sale, then IPI's new minimums would be two million (2,000,000) transactions while the Acquiring party would be responsible for a minimum of five hundred thousand (500,000). In the event that IPI is not meeting its minimums, this provision is not applicable.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

                  3.4.3.2 Assuming that IPI is not meeting its minimum requirements then, in the event of the sale by IPI of part of its merchant accounts to a party which agrees to continue to receive Merchant Services from VITAL for all such accounts sold under the same terms and conditions of this Agreement, including price, for a period at least as long as the then-remaining portion of the Initial Term, or any Renewal Term, of this Agreement then VITAL will reduce IPI's minimums (defined in paragraphs 3.4.1 and 3.4.2 above) by the transaction volume sold.

      3.5. Acquisition of Portfolios. In the event that IPI acquires a merchant portfolio or entity that utilizes VITAL for either authorization and capture or clearing and settlement services, the following will apply:

            3.5.1 Subject to paragraph 3.5.7 below, should IPI acquire a merchant portfolio or entity ("Acquired Volume") that is then currently processing on VITAL and does not have minimum commitments with VITAL, then (a) the Acquired Volume (based on the average of the three (3) monthly volumes processed prior to acquisition) would be adjusted in accordance with the Acquisition Adjustment Factor, as defined in paragraph 3.5.8 below, to determine the eligible monthly transaction figure used to meet the minimum commitments of this Agreement and (b) pre-acquisition pricing will remain in effect for the acquired portfolio for a [****] following the date of acquisition. Should IPI fail to provide written notice to VITAL within thirty (30) days of the closing of the acquisition, then the [****] will begin on the first day of the month in which IPI notifies VITAL.

            3.5.2 Subject to paragraph 3.5.7 below, should IPI acquire a merchant portfolio ("Acquired Volume") from an entity that has minimum commitments with VITAL, then (a) the Acquired Volume (based on the average of the three (3) monthly volumes processed prior to acquisition) would be adjusted in accordance with the Acquisition Adjustment Factor, as described in paragraph
3.5.8 below, to determine the eligible monthly transaction figure used to meet the minimum commitments of this Agreement and (b) pre-acquisition pricing will remain in effect for the acquired portfolio for a [****] following the date of acquisition. Should IPI fail to provide written notice to VITAL within thirty
(30) days of the closing of the acquisition, then the [****] will begin on the first day of the month in which IPI notifies VITAL.

            3.5.3 Subject to paragraph 3.5.6, should IPI acquire an entity with minimum commitments with VITAL, then (a) IPI will assume the same minimum commitments in the acquired contract and (b) pre-acquisition pricing will remain in effect for the acquired portfolio


[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

for a [****] following the date of acquisition. Should IPI fail to provide written notice to VITAL within thirty (30) days of the acquisition, then the [****] will begin on the first day of the month in which IPI notifies VITAL.

            3.5.4 Notwithstanding anything to the contrary contained herein, IPI will have the option of paying the [****] differential (as described in 3.5.1, 3.5.2 and 3.5.3 above) to VITAL in an up-front payment. The payment will be calculated by taking the difference between the price (average of the three months prior to acquisition) of the product/service of the acquired business and the resulting price under IPI's contract (i.e. the price at which that business will be priced after it rolls up with IPI's volumes) times the acquired business' average quantity (average of the three months prior to acquisition) times [****]. This calculation will apply to the following products and services: dial authorization & capture, as outlined in paragraph 1.1 of Exhibit "A", SSL transactions, as outlined in paragraph 3.1.1 of Exhibit "A", debit gateway transactions, as outlined in paragraph 12.1 of Exhibit "A" and clearing & settlement transactions (outgoing and debit), as outlined in paragraph 1.1.2 of Exhibit "B.

            3.5.5 Should IPI acquire a merchant portfolio that is not processed by VITAL for Merchant Services, the aforementioned minimums in paragraphs 3.4.1 and 3.4.2 shall not increase.

            3.5.6 In the event that IPI purchases an entity pursuant to paragraph 3.5.3 above that has a written agreement with VITAL for Merchant Services, IPI has the option to take Merchant Services under the entity's contract when and if the contract is assigned to IPI or IPI can merge the Merchant Services under this Agreement as provided for in this Agreement.

            3.5.7 In the event that IPI acquires a merchant portfolio or entity that receives Merchant Services from VITAL and does not have minimum commitments with VITAL pursuant to paragraphs 3.5.1 and 3.5.2 above, then IPI will have the option to take Merchant Services under VITAL's then-standard pricing or IPI can merge the Merchant Services under this Agreement as provided for in this Agreement.

            3.5.8 In the event that IPI acquires a merchant portfolio or entity ("Acquired Volume") pursuant to paragraphs 3.5.1 or 3.5.2 above, then the Acquired Volume will be adjusted, based on the following schedule ("Acquisition Adjustment Factor"), before being applied to the Eligible Monthly Transactions used to meet the minimum requirements in this Agreement. During the initial twelve (12) months after acquisition, [****] of the



[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

Acquired Volume will be subtracted from IPI's total transaction volume, [****] in the second year, [****] in the third year, and [****] in the fourth year. An illustration of the Acquisition Adjustment Factor follows:

            Assuming that IPI has one million (1,000,000) monthly dial transactions on VITAL (and that remains static) and then acquires another one million (1,000,000) monthly dial transactions which were already on VITAL, then the following table illustrates the computation of the total Eligible Monthly Dial Transactions to be applied against the minimum requirements:

            IPI MONTHLY       ACQUIRED      ACQUISITION                          ELIGIBLE
PERIOD       DIAL AUTHS        AUTHS       ADJUST. FACTOR       IMPACT        MONTHLY TRANS.
------       ----------        -----       --------------       ------        --------------
Year 1       1,000,000       1,000,000         [****]           [****]            [****]
Year 2       1,000,000       1,000,000         [****]           [****]            [****]
Year 3       1,000,000       1,000,000         [****]           [****]            [****]
Year 4       1,000,000       1,000,000         [****]           [****]            [****]
Year 5       1,000,000       1,000,000         [****]           [****]            [****]

* The above example would function the same for a Clearing and Settlement Acquisition.

      3.6. Increased Fees and Expenses. Any other provision herein to the contrary notwithstanding, the fees and expenses to be paid by IPI for the Merchant Services provided herein may be increased to directly offset any increase in rates charged by any communication service providers, by providers of products for which VITAL is a reseller or to offset any increase due to a change in applicable law or the rules, regulations or operating procedures of either VISA, MasterCard, other supported plans or any applicable federal or state governmental agency or regulatory authority. Any such change shall become effective on the same day as the increase in rates charged by the communications service providers or the providers of products which VITAL resells or due to change in such law, rules, regulations or operating procedures becomes effective. VITAL shall give IPI ninety (90) days' written notice of any increase or the amount of notice that VITAL receives of such increase if such notice to VITAL is less than ninety (90) days.

4.    TERM OF THE AGREEMENT

      4.1 Initial Term. The term of this Agreement shall begin on January 1, 2003 and shall continue in full force and effect for a period of six (6) years ("Initial Term") unless sooner terminated pursuant to the terms of the Agreement.

            4.1.1 Renewal. Upon the expiration of the Initial Term of this Agreement, this Agreement shall automatically renew for consecutive one-year terms thereafter ("Renewal Term") unless terminated as provided in paragraph 4.2 hereunder.


[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

      4.2 Termination at End of Initial Term or Renewal Term. Subject to providing one hundred and eighty (180) days prior written notice to VITAL, IPI may terminate this Agreement at the end of the Initial Term, or at the end of any Renewal Term. VITAL may terminate this Agreement at the end of the Initial Term, or at the end of any Renewal Term, by giving at least one hundred and eighty (180) days' prior written notice to IPI.

      4.3 Termination by VITAL. VITAL may terminate this Agreement in the event IPI fails to make or adequately and timely provide for the payment of undisputed fees and expenses due hereunder, but only if VITAL gives IPI written notice of such failure and IPI fails to remedy such failure within thirty (30) days after its receipt of said notice. Upon the expiration of the thirty (30) day period provided for above, VITAL may terminate this Agreement by giving IPI written notice, which termination shall be effective immediately upon IPI's receipt of such notice. If such failure to pay is remedied by IPI within such thirty (30) day period, then this Agreement shall continue as though no such notice had been given.

      4.4 Early Termination by IPI. IPI may terminate this Agreement at any time during the Initial Term, or any subsequent Renewal Term, by giving at least one hundred and eighty (180) days' prior written notice to VITAL. In the event IPI elects to terminate this Agreement without cause, or for convenience, at any time pursuant to this paragraph, and such termination is effective before the last day of the Initial Term, or any subsequent Renewal Term, IPI shall pay VITAL a termination fee on the date of termination as VITAL's sole remedy. The termination fee will be calculated by taking:

            4.4.1 The dollar value of the minimum transaction commitments outlined in paragraph 3.4.1 (the applicable fees described in paragraph 1.1 of Exhibit "A" attached hereto) and paragraph 3.4.2 (the applicable fees described in paragraphs 1.1.2.a and 1.1.2.b of Exhibit "B" attached hereto) above for the remaining period of the Initial Term or any Renewal Term.

            4.4.2 The termination fee is not applicable if IPI terminates pursuant to paragraph 4.5 below, pursuant to breach of Section 5 or pursuant to Section C of Exhibit "C".

      4.5 Default and Remedies. If either party fails to observe, keep or perform any material term or condition of this Agreement, except for the service levels which are addressed in Exhibit "C", required to be observed, kept or performed by that party, the other party, in addition to any other rights and remedies it may have, shall have the right to terminate this Agreement and, in the case of IPI, IPI shall have the right to convert the Merchants to another processor

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

without paying a termination fee, including deconversion fees pursuant to paragraph 4.7.1 below; provided, however, that the party seeking to terminate the Agreement gives the other party a written notice of such failure claimed to be a material breach of terms and conditions of this Agreement, and the party receiving said notice fails to remedy the breach within thirty (30) days after its receipt of said notice. If the material breach is not remedied by the defaulting party within the thirty (30) day period provided for above, the non-defaulting party may terminate this Agreement by giving the defaulting party written notice effective immediately. If the material breach is remedied by the defaulting party within such thirty (30) day period, then this Agreement shall continue as though no such notice had been given. In the event that VITAL does not meet the service level commitments described in Exhibit "C" attached hereto, IPI shall have the rights described in said Exhibit "C".

      4.6 Effect of Termination. Termination of this Agreement shall not terminate IPI's obligations to pay VITAL undisputed fees for all services performed and expenses incurred under the Agreement prior to the discontinuance of performance of Merchant Services by VITAL hereunder.

      4.7 Deconversion. IPI has the right to convert any or all of the Merchants to another third party processor subject to the terms and conditions of this Agreement. IPI agrees to provide VITAL with at least one hundred and eighty
(180) days' prior written notice of any complete or partial conversion from VITAL to another processor. Upon a conversion or upon termination, VITAL shall cooperate with IPI in transferring processing promptly and smoothly to any other processor designated by IPI and VITAL shall make available to such processor all information VITAL possesses regarding IPI's customers and accounts in such form as IPI may reasonably request, together with adequate instructions concerning the format and means of accessing the applicable data. There are no other deconversion fees due to VITAL for a deconversion, except for the fees detailed in paragraph 4.7.1 below.

            4.7.1 Deconversion Fees. Upon each deconversion, IPI shall pay VITAL a deconversion fee of [****] for each bank number deconverted and pay VITAL at VITAL's current per diem or hourly charged rate for all services provided by VITAL and shall pay VITAL for all out-of-pocket expenses actually incurred by VITAL in connection therewith, including costs of magnetic tapes, disks, punch cards or other storage devices or media transferred by VITAL. The total fee per bank number will not exceed [****] provided that the deconversion is performed in the ordinary course of deconversion. There is no deconversion fee if IPI terminates this Agreement pursuant to

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

paragraph 4.5 or Section C of Exhibit "C". All deconversion fees and out-of-pocket expenses will be waived if IPI terminates this Agreement pursuant to paragraph 4.2 hereof and IPI has either met all minimum commitments (as defined in paragraphs 3.4.1 and 3.4.2 above) or has paid VITAL for any shortfall in transactions.

            4.7.2 Time of Payment of Deconversion Fee. Any payments to be made by IPI to VITAL under this paragraph 4.7 shall be made within thirty (30) days of the receipt by IPI of an invoice from VITAL including such fees and expenses provided that the deconversion fee is not disputed pursuant to paragraph 3.2 hereof.

      4.8 Partial Deconversion. Subject to the terms and conditions of this Agreement, IPI shall be entitled to convert any designated group of Merchants from VITAL at any time and from time to time hereunder. In the event that IPI wishes to convert any designated group of Merchants receiving Clearing and Settlement Services of a similar nature from VITAL's system to another processor, and requires VITAL's assistance with such deconversion beyond information or services rendered in the ordinary course, IPI shall provide at least one hundred eighty (180) days prior written notice to VITAL of the proposed effective date of such Merchant deconversion and VITAL shall cooperate in good faith with IPI to convert such Merchants to a third party processor as directed by IPI. In the event that IPI wishes to convert any designated group of Merchants receiving Authorization Services of a similar nature, and VITAL shall cooperate in good faith with IPI to convert such Merchants to a third party processor as directed by IPI. In all cases, VITAL shall cooperate with IPI in transferring such Merchant and VITAL shall make available to IPI all information VITAL possesses regarding IPI's customers, Merchants and accounts in such form as IPI may reasonably request, together with adequate instructions concerning the format and means of accessing IPI's data. IPI shall pay VITAL for all out-of-pocket expenses actually incurred by VITAL in connection with such partial deconversion, including costs of magnetic tapes, disks, punch cards or other storage devices or media transferred by VITAL, which such total costs shall not exceed [****].

      4.9 Final Deconversion. Upon any termination of this Agreement pursuant to paragraphs 4.2, 4.3 or 4.4, or if IPI terminates pursuant to paragraph 4.5 or Section C of Exhibit "C", IPI shall deconvert Merchants from VITAL to another processor or to its proprietary system ("Final Deconversion Period") within one hundred eighty (180)-day. During the Final Deconversion Period, VITAL shall cooperate with IPI in transferring the Merchants to another processor or to IPI's proprietary systems and VITAL shall make available to IPI all information


[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

VITAL possesses regarding IPI's customers and accounts in such form as IPI may reasonably request, together with adequate instructions concerning the format and means of accessing IPI's data. If the transfer is delayed due to VITAL's negligence, lack of cooperation or acts of omission, then the time period to deconvert is extended by such time of the delay.

      4.10 Pricing After Termination. In the event that this Agreement terminates due to a default by VITAL and the Merchants have not been converted by IPI to a third party processor within the allotted one hundred eighty (180) day time period described above, then VITAL agrees to continue to provide the Merchant Services described herein, and in the attached exhibits, to IPI at the same pricing for up to three hundred sixty-five (365) days. In the event that this Agreement is terminated for any reason other than a default by VITAL, and the Merchants have not been converted by IPI to a third party processor within the allotted one hundred eighty (180) day time period described above, and such delay is due to VITAL's lack of cooperation or such delay is caused by the actions or the omissions of VITAL, then VITAL shall continue to provide to IPI the pricing as described in this Agreement, and the attached exhibits, for a period of time equal to that caused by VITAL's delay. In the event that this Agreement is terminated for any reason other than a default by VITAL, and the Merchants have not been converted by IPI to a third party processor within the allotted one hundred eighty (180) day time period described above, and such delay is not due to VITAL's lack of cooperation, then VITAL agrees to continue to provide the Merchant Services to IPI, until the conversion is complete, at VITAL's then standard pricing.

5.    CONFIDENTIAL INFORMATION

      5.1 Confidential Information.

            5.1.1 IPI's Confidential Information. All information of a business nature relating to IPI's assets, liabilities, credit programs, customers, vendors, agents, employees, independent contractors or other business affairs, specifically including but not limited to any information about its Merchants, disclosed to VITAL by IPI or disclosed in connection with this Agreement, or known by VITAL as a result of providing Merchant Services to IPI ("Confidential Information") is, and shall remain, confidential.

            5.1.2 VITAL's Confidential Information. All information of a business nature relating to VITAL's assets, liabilities, credit programs, customers, vendors, agents, employees, independent contractors or other business affairs disclosed to IPI by VITAL or disclosed in

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

connection with this Agreement, or known by IPI as a result of the provision of Merchant Services by VITAL ("Confidential Information") is confidential.

      5.2 Protection of Confidential Information. Each party shall cause its officers, employees and agents to take such action as shall be necessary, or advisable, to preserve and protect the confidentiality of such Confidential Information. This shall not prohibit each party from disclosing such Confidential Information to persons, including attorneys and accountants, required to have access thereto for the performance of this Agreement; provided, however, that such persons shall be notified of the confidential nature of such Confidential Information and be required to keep such Confidential Information confidential to the same standard that the disclosing party is obligated to keep the Confidential Information confidential. All IPI Confidential Information, including records created therefrom by VITAL, shall remain the property of IPI, and VITAL shall provide such Confidential Information to IPI or to another party upon IPI's request. VITAL, its affiliates or successors, shall not use IPI's Confidential Information to solicit the Merchants for merchant processing by VITAL.

      5.3 Confidentiality of Agreement. Each party agrees that the terms and conditions of this Agreement, including the fees for Merchant Services provided hereunder which are set forth in Exhibit "A" and Exhibit "B" hereto, are confidential. Neither party shall, without the express prior written consent of the other party, disclose such terms and conditions (including fees) to any other unaffiliated person, firm or corporation unless required by Federal or State Securities Laws.

      5.4 Exclusions. VITAL's and IPI's obligations and agreements under this paragraph 5.4 shall not apply to any information supplied that:

            5.4.1 Was known to either party prior to the disclosure by the other,

            5.4.2 Is or becomes generally available to the public other than by breach of this Agreement,

            5.4.3 Otherwise becomes lawfully available on a non-confidential basis from a third party who is not under an obligation of confidence to either party,

            5.4.4 Is independently developed by either party without the use of Confidential Information provided by the other party, or

                                        ELECTRONIC EDITION OF SIGNED AGREEMENT

            5.4.5 Is disclosed in response to a court order, subpoena or other request of a state or federal court or regulatory body.

      5.5 Confidential Information. If its obligations with respect to Confidential Information provided in Section 5 are breached, the breaching party must make reasonable efforts to minimize the breach and to prevent the recipient of the Confidential Information from using same. Each party acknowledges and agrees that the other party would suffer immediate and irreparable harm in the event any Confidential Information is used in a manner not permitted by this Agreement. In the event of a breach or a threatened breach of the provisions of this Agreement, the non-breaching party shall be entitled, in addition to other remedies available, to injunctive relief restraining the other party from such breach or threatened breach and the right to terminate the Agreement pursuant to paragraph 4.5. Nothing herein shall be construed as prohibiting either party from pursuing any other remedy on account of such breach or threatened breach.

      5.6 Survival. The terms of Section 5 shall survive for three (3) years after the termination of this Agreement.

      5.7 Ownership of Merchants. Notwithstanding anything contained herein, VITAL hereby acknowledges that IPI has developed the primary relationship with the Merchants and, as between VITAL and IPI, IPI owns the Merchants and all rights to the Merchants, including any information VITAL obtains providing services to the Merchants pursuant to this Agreement.

6.    NETWORK CONFIGURATION

      6.1 POS Access. IPI and IPI's merchants will access VITAL's system utilizing data communication protocols, transaction formulas and devices certified by VITAL.

      6.2 Installation and Servicing. IPI and/or IPI's merchants will be responsible for the installation, servicing and maintenance of equipment at IPI or it's merchant's facilities, and will be responsible for the connection of those devices to the network in compliance with VITAL's requirements.

      6.3 Modification of Network Configuration. VITAL reserves the right to change all or part of the protocols and the network configuration used by VITAL in providing the Merchant Services, provided that if any change in the network configuration would require IPI or it's merchants to change data communication protocols or communication networks, VITAL will provide IPI with one hundred eighty (180) days' written notice.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

7.    INDEMNIFICATION

      7.1 VITAL Indemnification. VITAL shall be liable to and shall indemnify and hold IPI, its subsidiaries, affiliates, directors, officers, agents and employees harmless from and against any claims by third parties for all loss, liability, cost, damage and expense (including reasonable legal and accounting fees and expenses) to which such indemnified parties may be subjected or which they may incur in connection with any claims which arise from or out of or as a result of the willful acts, negligent acts or omissions of VITAL, its officers, employees, agents and affiliates, in the performance of their duties and obligations under this Agreement.

      7.2 IPI Indemnification. IPI shall be liable to and shall indemnify and hold VITAL, its subsidiaries, affiliates, directors, officers, agents and employees harmless from and against any claims by third parties for all loss, liability, cost, damage and expense (including reasonable legal and accounting fees and expenses) to which such indemnified parties may be subjected or which they may incur in connection with any claims which arise from or out of or as the result of the willful acts, negligent acts or omissions of IPI, its officers, employees, agents and affiliates, in the performance of their duties and obligations under this Agreement.

      7.3 Force Majeure / Business Continuity. In no event shall VITAL or IPI be liable with respect to the failure of its duties and obligations under this Agreement (other than an obligation to pay outstanding, undisputed invoices as provided for in paragraph 3.1 above) which is attributable to acts of God, war, terrorism, conditions or events of nature, civil disturbances, work stoppages, equipment failures, power failures, fire or other similar events beyond its control, unless the failure to perform such duties and obligations is a result of VITAL's failure to maintain adequate business continuity capabilities and to periodically ensure the effectiveness of same.

      7.4 Data Transmission. VITAL shall not be liable with respect to any loss, liability, cost, damage or expense arising from any loss, theft, disappearance of or damage to data transmitted by dataline or other means of electronic transmission that occurs during such transmission, provided that VITAL does not control or is not responsible for the transmission.

     7.5 Operational Breakdowns. Except as otherwise provided herein, VITAL does not guarantee the absence of break downs, operational failures, unavoidable delays or other similar causes beyond VITAL's control. VITAL shall have no liability for loss, liability, cost, damage or expense resulting directly or indirectly from any such cause unless such loss, liability, cost,

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT


damage or expense results from VITAL's wanton and willful acts or negligence subject to the terms and conditions of this Agreement.

      7.6 Errors. IPI agrees to check output information produced by VITAL, including but not limited to, statements and interchange qualification levels to determine if such information is correct, and will promptly report any errors discovered therein to VITAL. In no event shall VITAL be liable with respect to any loss, liability, cost, damage or expense caused by VITAL's failure to perform hereunder but not reported by IPI to VITAL within ninety (90) days of when such failure to perform is known to or should have been known to IPI.

      7.7 Reliance on IPI's Information. In no event shall VITAL be liable with respect to any loss, liability, cost, damage or expense arising out of a claim by IPI or by third parties in connection with the data, computations and services provided and/or performed by VITAL hereunder to the extent that such data, computations and/or services as to which such claim arises were provided and/or performed in accordance with:

            7.7.1 IPI's written requirements and/or instructions in such regard, including but not limited to, IPI's memoranda, data entry instructions or computer field instructions or

            7.7.2 IPI's written concurrence that such data, computations and services provided or performed or to be provided or performed comply with IPI's previously communicated requirements and/or instructions in such regard.

      7.8 Special Damages. In no event will either party be liable for any special, consequential or punitive damages, including but not limited to, lost profits, even if such party knew of the possibility of such damages unless such damage is the result of the fraudulent activity of the other party.

      7.9 Limitation of Liability. The liability of either party hereunder to the other or to any party claiming by, through or under IPI, shall be limited in the aggregate for the Initial Term, except for violation of Section 5, and for all subsequent Renewal Terms, of the Agreement to twelve (12) times the "average monthly billing" as defined hereinbelow, except in cases of willful misconduct of the party seeking to assert the limitation of liability.

            7.9.1 For purposes of this paragraph 7.9.1, "average monthly billing" shall be the average monthly billing of fees actually billed to IPI by VITAL for providing Merchant Services computed over the twelve (12) month period ending on the last day of the month immediately preceding the month in which either party first receives notice from the other party

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

or otherwise becomes aware of the claim which caused such party's liability to the other party hereunder, or if this Agreement has not then been in effect for twelve (12) months, then such average shall be computed over such fewer months that this Agreement has been in effect.

8.    NOTICES

      8.1 Address. Any written notice required or permitted to be given by IPI to VITAL hereunder shall be addressed to:

                        VITAL PROCESSING SERVICES, L.L.C.
                           Attention: General Counsel
                              8320 South Hardy Road
                                 Tempe, AZ 85284
                              (480) 333-8604 (fax)

and any written notice required, or permitted to be given by VITAL to IPI under this Agreement shall be addressed to:

                                 IPAYMENT, INC.
                            Attention: Afshin Yazdian
                              40 Burton Hills, #415
                               Nashville, TN 37215
                              (615) 665-8434 (fax)

copy to:

                                 IPAYMENT, INC.
                              Attention: Greg Daily
                              40 Burton Hills, #415
                               Nashville, TN 37215
                              (615) 665-8434 (fax)

      8.2 Form of Notice. All written notices provided for hereunder shall be delivered in person, by facsimile or shall be sent by courier or by certified mail with a return receipt requested and shall be effective when delivered or, in the case of certified mail, when deposited in the United States Post Office, postage prepaid and addressed as provided above. The parties to this Agreement, by notice in writing, may designate another address or office to which notices shall be given pursuant to this Agreement.

9.    ADDITIONAL PROVISIONS

      9.1 Relationship of Parties. Nothing herein contained shall be construed as constituting a partnership, joint venture or agency between IPI and VITAL.

                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

      9.2 Assignment. This Agreement shall not be assignable in whole or in part by IPI or VITAL without the other party's prior written consent, except that such consent shall not be required for the assignment of this Agreement to any entity that is controlled by the assigning party, its parent, affiliate or a subsidiary thereof (which assignment shall not relieve the assigning party of any obligation hereunder).

      9.3 Notice. In the event that VITAL intends to make a written offer for Merchant Services for clearing and settlement services to an ISO, agent or independent contractor which has a written contract with IPI to process Merchants, and VITAL becomes aware of such relationship or IPI has notified VITAL of such relationship, VITAL agrees, as soon as reasonably possible, to provide notice of such discussions to IPI.

      9.4 Authority. Each party to this Agreement hereby represents and warrants to the other that it has the full right, power and authority to enter into and perform this Agreement in accordance with all of the terms, provisions, covenants and conditions hereof and that the execution and delivery of this Agreement has been duly authorized by proper corporate action.

      9.5 Insolvency. In the event either party to this Agreement shall cease conducting business in the ordinary course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets or shall avail itself of or become subject to any proceeding under the federal bankruptcy laws of any statute or any state relating to insolvency or the protection of the rights of creditors, which is not dismissed within ninety (90) days, then (at the option of the other party hereto), this Agreement may be terminated by the non-defaulting party, without penalty or liquidated damages, in accordance with paragraph 4.5 and be of no other force and effect, and any property or rights of such other party, tangible or intangible, shall forthwith be returned to it.

      9.6 Waiver. Any delay, waiver or omission by IPI or VITAL to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by VITAL or IPI of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

      9.7 Dispute. The following procedures shall be adhered to in all disagreements ("Dispute") that arise under this Agreement, prior to the escalation of a Dispute to arbitration. In the event of a Dispute, either party shall notify the other party of the nature of the Dispute with as

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                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

much detail as possible. IPI's representative and VITAL's representative shall confer, in person or by telephone, within five (5) business days of the date of notification for the purpose of negotiating a resolution of the Dispute and, if applicable, determining the corrective action to be taken by the respective parties. If the parties' representatives are unable to resolve the dispute or to agree upon the appropriate corrective action to be taken within ten (10) business days of such meeting, or if any of the completion dates in the corrective action plan are later exceeded, then either party may initiate arbitration proceedings. The foregoing procedures shall not limit or delay the right of either party to seek provisional or ancillary remedies from a court of competent jurisdiction. Pending resolution of the Dispute, and unless or until this Agreement is terminated in accordance with the provisions hereof, both parties will continue their performance of their obligations under this Agreement in good faith, including without limitation the payment of all amounts due to the other party that are not in dispute. Notwithstanding anything to the contrary contained in this Agreement, in the event of a Dispute relating to or arising out of a notice of default, the dispute resolution process described herein must be commenced and completed within the applicable default cure period.

            Unless the parties mutually agree otherwise, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by a single arbitrator who is a member of the Large, Complex Case Panel of the American Arbitration Association (AAA), or similar professional credentials, in accordance with its then-prevailing Commercial Arbitration Rules with Expedited Procedures, as modified by this Agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in Arizona, or at such other place as may be selected by mutual agreement. Nothing contained herein shall prohibit IPI from seeking injunctive relief from any judicial authority before, during or after any arbitration proceeding. The provisions of this arbitration clause shall survive the termination or expiration of this Agreement.

            Notwithstanding the foregoing, any party may seek preliminary or interim injunctive relief from any court having jurisdiction, whether or not such party has pursued formal or informal dispute resolution in accordance with this paragraph 9.7 or otherwise. The parties consent to the jurisdiction and venue of the courts of the State of Arizona, including all federal courts located in that state. By seeking or obtaining such remedy, the party seeking injunctive relief shall not waive any of the provisions of this paragraph 9.7, and any issues or claims arising in connection with such injunctive relief may, at the election of the party seeking injunctive relief, be determined by arbitration in accordance with this paragraph 9.7. Each party will share equally the actual costs of the arbitration proceeding.

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
                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

      9.8 Business Continuity. VITAL and IPI shall work together throughout the term of this Agreement to establish, update and improve strategies to minimize disruption of Merchant Services and resulting financial loss and to ensure timely resumption of operations in the event of any unforeseen disaster. VITAL will provide a copy of its periodic third party review to IPI as and when it becomes available.

      9.9 Insurance. VITAL agrees to retain insurance on its property for the replacement value of such property and to retain general liability insurance in an amount not less than twenty million dollars ($20,000,000.00) and errors and omissions insurance that covers VITAL's errors and omissions in its performance under this Agreement in an amount not less than five million dollars ($5,000,000.00) and providing for, among other things:

            9.9.1 Coverage for any and all amounts necessary to replace magnetic tapes and reconstruct information stored on such magnetic tapes or any other medium whatsoever or other evidence of any transactions received by VITAL and required to be maintained by VITAL pursuant to this Agreement,

            9.9.2 Coverage for additional expenses incurred by VITAL which are required to allow VITAL to continue processing and servicing in accordance with this Agreement and in accordance with VITAL's past custom and practice and

            9.9.3 Coverage for any and all amounts necessary to replace all processing units, computer consoles or other computer hardware of VITAL used in connection with the processing activities of VITAL under this Agreement.

      9.10 Off-site Storage. Throughout the term of this Agreement, VITAL agrees to maintain and retain:

            9.10.1 Adequate backup of all of its software in the form of the offsite storage of its source and object codes as well as all documentation necessary to reconstruct the software;

            9.10.2 Offsite storage for each of IPI's data files used in connection with processing services provided by VITAL under this Agreement;

            9.10.3 A backup power supply system to guard against electrical outages; and

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
                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

            9.10.4 Adequate backup for on-line communications, provided that IPI maintains an appropriate modem for such on-line communications as specified by VITAL.

      9.11 Property Rights. Concepts, ideas, know-how, techniques, software, including but not limited to, programs, program listings and programming tools and documentation, including but not limited to, manuals, techniques, reports and drawings developed by VITAL and used by VITAL to fulfill its obligations under this Agreement shall be the sole and exclusive property of VITAL even if IPI assisted VITAL in the development or modification of such property and IPI shall have no interest whatsoever in and to such property. Notwithstanding the foregoing, in such event IPI has paid VITAL for the development of any such property, IPI shall be given a fully paid perpetual license in such property for its use and the use of its customers unless VITAL sets forth in writing what other rights IPI shall have in such property before the development thereof. If VITAL uses the property so developed and paid for by IPI for other clients within one (1) year of the completion of the development, VITAL will reimburse IPI the development costs actually paid to VITAL.

      9.12 Hiring with Consent. During the Initial Term of this Agreement, any subsequent or Renewal Term, and for a period of one (1) year subsequent to the termination of the provision of the Merchant Services hereunder, neither VITAL nor IPI, without the prior written consent of the affected party, shall directly solicit or seek to hire, any employee of such affected party having knowledge or familiarity with the Merchant Services.

      9.13 Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their representatives and their respective successors and assigns.

      9.14 Section Headings. Section headings are included for convenience or reference only and are not intended to define or limit the scope of any provision of this Agreement and should not be used to construe or interpret this Agreement.

      9.15 Attorneys' Fees. In any action, arbitration, litigation or proceeding ("Action") between the parties arising out of or in relation to this Agreement, the prevailing party in such Action shall be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such Action will be prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees.

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
                                          ELECTRONIC EDITION OF SIGNED AGREEMENT

      9.16. Survival. Paragraphs 3.1, 3.2, 4.5, 4.6, 4.7, 4.10, Section 5,
paragraphs 7.1, 7.2, 7.8, 9.11, 9.12, 9.15 and 9.16 shall survive any expiration or earlier termination of this Agreement.

      9.17 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and all prior negotiations, agreements and understandings, whether oral or written, are superseded hereby. No modification or amendment to this Agreement shall be effective unless and until set forth in writing and signed by both parties hereto.

      9.18 Counterparts. This Agreement may be executed in counterparts, each an original document, all of which taken together will constitute one single agreement between the parties.

      9.19 Governing Law. This Agreement shall be governed in all respects by, and construed in accordance with, the laws of the State of Arizona.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day, month and year first above written.

VITAL PROCESSING SERVICES, L.L.C.         IPAYMENT, INC.

By:     /s/ Bryan Daughtry                By:     /s/ Greg Daily
        ------------------------------            ------------------------------

Name:       Bryan Daughtry                Name:       Greg Daily
        ------------------------------            ------------------------------

Title:      Vice President                Title:      Chief Executive Officer
        ------------------------------            ------------------------------

Date:       February 13, 2003             Date:       February 13, 2003
        ------------------------------            -----------------------------

By:      /s/ Harry E. Hasselmann
        ------------------------------

Name:        Harry E. Hasselmann
        ------------------------------

Title:       Executive Vice President
        ------------------------------

Date:        February 14, 2003
        ------------------------------


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